EXHIBIT 99.1


THE COCA-COLA COMPANY
NEWS RELEASE                             MEDIA RELATIONS DEPARTMENT
                                         P.O. BOX 1734, ATLANTA, GEORGIA 30301
                                         Telephone  (404) 676-2121
FOR IMMEDIATE RELEASE
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                                                        CONTACT:   Sonya Soutus
                                                                 (404) 676-2683




                  E. NEVILLE ISDELL TO BECOME CHAIRMAN AND CEO
                       OF THE COCA-COLA COMPANY ON JUNE 1


        ATLANTA, MAY 28, 2004 -- The Coca-Cola Company announced today that E. Neville Isdell will formally assume the position of Chairman and Chief Executive Officer on Tuesday, June 1, succeeding Douglas N. Daft. As previously announced, Mr. Isdell will become the 12th Chairman of the Board in the history of the Company.

    The Coca-Cola Company is the world's largest beverage company. Along with Coca-Cola, recognized as the world's best-known brand, The Company markets four of the world's top five soft drink brands, including diet Coke, Fanta and Sprite, and a wide range of other beverages, including diet and light soft drinks, waters, juices and juice drinks, teas, coffees and sports drinks. Through the world's largest distribution system, consumers in more than 200 countries enjoy the Company's beverages at a rate exceeding 1 billion servings each day.



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